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                               PURCHASE AGREEMENT

                  Warburg, Pincus Strategic Value Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, and Warburg, Pincus Counsellors, Inc. ("Warburg") hereby agree as follows:

                  1. The Fund offers Warburg and Warburg hereby purchases 10,000 shares of common stock of the Fund, each of which shall be designated "Common Shares" each having a par value $.001 per share (the "Shares") at a price of $10.00 per Share (the "Initial Shares"). Warburg hereby acknowledges receipt of certificates representing the Initial Shares and the Fund hereby acknowledges receipt from Warburg of $100,000.00 in full payment for the Initial Shares.

                  2. Warburg represents and warrants to the Fund that the Initial Shares are being acquired for investment purposes and not for the purpose of distributing them.

                  3. Warburg agrees that if any holder of the Initial Shares redeems any Initial Share in the Fund before five years after the date upon which the Fund commences its investment activities, the redemption proceeds will be reduced by the amount of unamortized organizational expenses, in the same proportion as the number of Initial Shares being redeemed bears to the number of Initial Shares outstanding at the time of redemption. The parties

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hereby acknowledge that any Shares acquired by Warburg other than the Initial
Shares have not been acquired to fulfill the requirements of Section 14 of the Investment Company Act of 1940, as amended, and, if redeemed, their redemption proceeds will not be subject to reduction based on the unamortized organizational expenses of the Fund.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ____ day of ________________, 199_.

                                     WARBURG, PINCUS STRATEGIC VALUE FUND, INC.


                                        By:___________________________
                                      Name:___________________________
                                     Title:___________________________
ATTEST:

_______________________


                                     WARBURG, PINCUS COUNSELLORS, INC.


                                        By:___________________________
                                      Name:___________________________
                                     Title:___________________________
ATTEST:

_______________________